PURCHASE AGREEMENT

Forward Funds, Inc. (the "Corporation"), organized and existing under the laws of the State of Maryland, on behalf of The Equity Fund, The Global Bond Fund, The International Equity Fund and The Small Capitalization Stock Fund (together, the "Funds" and each a "Fund') and Sutton Place Management Co., Inc. (the "Purchaser") hereby agrees as follows:

                   1. The Corporation hereby offers to the Purchaser and the Purchaser hereby agrees to purchase one (1) share of each Fund at $1.00 per share, each share with a par value of $.0001 (hereafter "Shares"). The Shares are the "initial shares" of the Funds. The Purchaser hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Corporation hereby acknowledges receipt from the Purchaser of funds in the aggregate amount of forty dollars ($40.00) in full payment for the Shares.

                   2. The Purchaser represents and warrants to the Corporation that the Shares are being acquired for investment purposes and not for the purpose of distribution.

                   3. The Corporation represents that a copy of its Articles of Incorporation are on file at the office of the State Department of Assessments and Taxation of the State of Maryland.

                   4.      This  Agreement  has been  executed  on behalf of the
                           Corporation by the undersigned officer of the Corporation in his capacity as an officer of the Corporation. The obligations of this Agreement shall be binding only upon the assets and property of the Funds and shall not be binding upon any individual Director, officer or shareholder of the Fund or the Corporation.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the _________ day of __________, 1998.


Attest:                                  SUTTON PLACE MANAGEMENT CO., INC.



______________________                   By:      _____________________________

                                         Name:    _____________________________

                                         Title:   _____________________________



Attest:                                  FORWARD FUNDS, INC.



______________________                   By:      _____________________________

                                         Name:    _____________________________

                                         Title:   _____________________________